Exhibit 99.1

LETTER OF TRANSMITTAL

OFFER TO EXCHANGE

4% GUARANTEED SENIOR NOTES DUE 2010,

4.95% GUARANTEED SENIOR NOTES DUE 2014, AND

6% GUARANTEED SENIOR NOTES DUE 2034

OF

TELECOM ITALIA CAPITAL

UNCONDITIONALLY GUARANTEED BY

TELECOM ITALIA S.p.A.

PURSUANT TO THE PROSPECTUS, DATED [    ], 2005, OF TELECOM ITALIA CAPITAL AND TELECOM ITALIA S.p.A. (THE “PROSPECTUS”).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON [    ], 2005, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M.,
NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

JPMORGAN CHASE BANK, N.A.

By Registered or Certified Mail:	By Overnight Delivery:	By Hand:

JPMorgan Chase Bank, N.A. Institutional Trust Services P.O. Box 2320 Dallas, TX 75221-2320 Attn: Frank Ivins Personal & Confidential	JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street 9th Floor Dallas, TX 75201 Attn: Frank Ivins Personal & Confidential	JPMorgan Chase Bank, N.A. Institutional Trust Services Window 4 New York Plaza, 1st Floor New York, NY 10004-2413

By Overnight Delivery or by Hand:

J.P. Morgan Bank Luxembourg S.A.

6 route de Trèves,

L-2633 Senningerberg

(Municipality of Niederanven)

Luxembourg

To Confirm by Telephone or for Information Call: (800) 275-2046	By Facsimile Transmission (for Eligible Institutions Only) (214) 468-6494

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges that he, she or it has received and reviewed the Prospectus and this letter of transmittal (the “Letter of Transmittal”), which together constitute the offer (the “Exchange Offer”) from Telecom Italia Capital, a société anonyme organized under the laws of Luxembourg (“Telecom Italia Capital”), to exchange all of its outstanding 4% Guaranteed Senior Notes due 2010—(Common Codes: 020253835 and 020253851; CUSIP Nos.: 87927VAG3 and T92762AD4; ISIN Nos.: US87927VAG32 and UST92762AD47) (the “Outstanding 2010 Notes”), all of its outstanding 4.95% Guaranteed Senior Notes due 2014—(Common Codes: 020253908 and 020253932; CUSIP Nos.: 87927VAH1 and T92762AE2; ISIN Nos.: US87927VAH15 and UST92762AE20) (the “Outstanding 2014 Notes”), and all of its outstanding 6% Guaranteed Senior Notes due 2034—(Common Codes: 020253983 and 020254041; CUSIP Nos. 87927VAJ7 and T92762AF9; ISIN Nos. US87927VAJ70 and UST92762AF94) (the “Outstanding 2034 Notes”, and together with the Outstanding 2010 Notes and Outstanding 2014 Notes, the “Outstanding Notes”) for a like aggregate principal amount of 4% Guaranteed Senior Notes due 2010 (the “2010 Exchange Notes”), 4.95% Guaranteed Senior Notes due 2014 (the “2014 Exchange Notes”) and 6% Guaranteed Senior Notes due 2034 (the “2034 Exchange Notes” and, together with the 2010 Exchange Notes and the 2014 Exchange Notes, the “Exchange Notes”) that, in each case, have been registered under the Securities Act.

For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note of the same denomination having a principal amount equal to that of the surrendered Outstanding Note.

The Exchange Notes will bear interest from July 15, 2005 for the 2010 Exchange Notes and March 30, 2005 for the 2014 Exchange Notes and the 2034 Exchange Notes. Interest due on the Exchange Notes will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the Outstanding Notes. No interest will be paid on any Outstanding Notes when they are surrendered and exchanged in the Exchange Offer. Outstanding Notes not tendered in the Exchange Offer will bear interest at the same rate in effect at the time of original issuance of the Outstanding Notes and, after consummation of the exchange offer, will not be entitled to additional interest or further registration rights.

This Letter of Transmittal is to be completed by a holder of Outstanding Notes either if certificates are to be forwarded herewith or if a tender of certificates for Outstanding Notes, if available, is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility” or “DTC”) pursuant to the procedures set forth in “Terms of the Exchange Offer—Procedures for Tendering” section of the Prospectus and an Agent’s Message (as defined herein) is not delivered.

Holders of Outstanding Notes who wish to tender their Outstanding Notes and whose certificates are not immediately available, or who wish to tender their Outstanding Notes and are unable to deliver their certificates or confirmation of the book-entry tender of their Outstanding Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility (a “Book-Entry Confirmation”) and all other documents required by this Letter of Transmittal to the Exchange Agent on or prior to the Expiration Date, must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in “Terms of the Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus. See Instruction 1 below. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

If delivery of the Outstanding Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, this Letter of Transmittal need not be manually executed; provided, however, that tenders of Outstanding Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (ATOP).

HOLDERS WHO WISH TO TENDER MORE THAN ONE SERIES OF OUTSTANDING NOTES USING THIS LETTER OF TRANSMITTAL SHOULD COMPLETE SEPARATE LETTERS OF TRANSMITTAL, FOR EACH OF THE OUTSTANDING 2010 NOTES, OUTSTANDING 2014 NOTES AND OUTSTANDING 2034 NOTES, AS APPLICABLE.

The undersigned has completed the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW

List below the Outstanding Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and principal amount of Outstanding Notes should be listed on a separate signed schedule affixed hereto. Holders that wish to tender more than one series of Outstanding Notes using this Letter of Transmittal should complete separate Letters of Transmittal for each series.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Series of Outstanding Notes	Aggregate Principal Amount of Outstanding Notes
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear on Certificate(s)	Certificate Number(s)*	Aggregate Principal Amount Represented	Outstanding Notes Tendered

Total Principal Amount of Outstanding Notes

  *     DOES NOT need to be completed by holders tendering Outstanding Notes by book-entry transfer.

**     Unless otherwise indicated, it will be assumed that all Outstanding Notes evidenced by each certificate delivered to the Exchange Agent are being tendered hereby. See Instruction 3 below.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OUTSTANDING NOTES TENDERED” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AS SET FORTH IN SUCH BOX ABOVE.

☐	CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE RELEVANT BOOK ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting Outstanding Notes to the Exchange Agent’s Account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility’s procedures for transfer with respect to the Exchange Offer the participant or account holder in such Book-Entry Transfer Facility’s system confirms on behalf of itself and the beneficial owners of such Outstanding Notes all provisions of this Letter of Transmittal applicable to it and such beneficial owners as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of Notice of guaranteed delivery:

Name of Eligible Institution (as defined herein) that guaranteed delivery:

IF DELIVERED BY BOOK-ENTRY TRANSFER COMPLETE THE FOLLOWING:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name:

Address:

If neither the undersigned nor any beneficial owner of the Outstanding Notes tendered hereby is a broker-dealer, the undersigned and each such beneficial owner represents that it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes. If the undersigned or any such beneficial owner is a broker-dealer that will receive Exchange Notes in exchange for Outstanding Notes for its own account as a result of market-making or other trading activities, the undersigned and each such beneficial owner represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so representing and by delivering a prospectus, neither the undersigned nor any such beneficial owner will be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned and each beneficial owner of the Outstanding Notes tendered hereby also represents that it is not an “affiliate” as defined in Rule 405 promulgated under the Securities Act of either Telecom Italia Capital or Telecom Italia S.p.A. The undersigned and each such beneficial owner also represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes to be issued in the Exchange Offer, that it is acquiring the Exchange Notes in its ordinary course of business and that it is not acting on behalf of any person who could not truthfully make the foregoing representations.

A broker-dealer may not participate in the Exchange Offer with respect to Outstanding Notes acquired other than as a result of market-making or other trading activities. Any holder who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Outstanding Notes from Telecom Italia Capital or Telecom Italia S.p.A., as the case may be, for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, must comply with the registration and prospectus delivery requirements under the Securities Act.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Telecom Italia Capital the aggregate principal amount of Outstanding 2010 Notes, Outstanding 2014 Notes or Outstanding 2034 Notes indicated above. The undersigned is the registered owner of all the Outstanding Notes tendered hereby and the undersigned represents that it has received from each beneficial owner of the Outstanding Notes tendered hereby (“Beneficial Owners”) a duly completed and executed form of “Letter of Instruction to Registered Holder and/or Participant or Account Holder in the Depository Trust Company, Euroclear or Clearstream” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal or notice from the Book-Entry Transfer Facility of receipt of instructions to tender in accordance with the procedures of such Book-Entry Transfer Facility.

Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, Telecom Italia Capital all right, title and interest in and to such Outstanding Notes as are being tendered hereby, and irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact with respect to such tendered Outstanding Notes to cause the Outstanding Notes to be assigned, transferred and exchanged.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby and to acquire Exchange Notes issuable upon the exchange of such tendered Outstanding Notes and that Telecom Italia Capital will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted for exchange by Telecom Italia Capital. The undersigned hereby further represents that (i) neither the undersigned nor any Beneficial Owner is an “affiliate” of either Telecom Italia Capital or Telecom Italia S.p.A. as defined in Rule 405 promulgated under the Securities Act; (ii) neither the undersigned nor any Beneficial Owner is engaged in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) if the undersigned or any Beneficial Owner is a broker-dealer, the undersigned or any such Beneficial Owner, as the case may be, will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities (other than transfer restricted securities acquired directly from Telecom Italia Capital or Telecom Italia S.p.A. or an affiliate of Telecom Italia Capital or Telecom Italia S.p.A.) and the undersigned or such Beneficial Owner, as the case may be, will deliver a prospectus in connection with the resale of any Exchange Notes issued in exchange for such Outstanding Notes; (iv) any Exchange Notes acquired pursuant to the Exchange Offer are being acquired by the undersigned and any Beneficial Owner in the ordinary course of business of the undersigned and any such Beneficial Owner; and (v) it is not acting on behalf of any person who could not truthfully make the foregoing representations. By representing that it will deliver a prospectus in the circumstances indicated in clause (iii) of the preceding sentence and by so delivering a prospectus, neither the undersigned nor any such Beneficial Owner will be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The undersigned and each Beneficial Owner also warrants and agrees that acceptance of any tendered Outstanding Notes by Telecom Italia Capital and the issuance of Exchange Notes in exchange therefore shall constitute performance in full by Telecom Italia Capital and Telecom Italia S.p.A. of their respective obligations to provide registration rights under that certain registration rights agreement, dated as of September 28, 2004, among Telecom Italia Capital, Telecom Italia S.p.A and the initial purchasers named therein (the “Registration Rights Agreement”) and that Telecom Italia Capital and Telecom Italia S.p.A. shall have no further registration obligations thereunder. The undersigned and each Beneficial Owner will comply with its obligations under the Registration Rights Agreement. The undersigned and each Beneficial Owner has read and agrees to all terms of the Exchange Offer.

The undersigned and each Beneficial Owner also acknowledges that this Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is a broker-dealer or an “affiliate” of either Telecom Italia Capital or Telecom Italia S.p.A. as defined in Rule 405 promulgated under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of business and such holder has no arrangement with any person to engage in the distribution of such Exchange Notes, and is not engaged in and does not intend to engage in, the distribution of such Exchange Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff at the SEC would make a similar determination with respect to the Exchange Notes as it has in the no-action letters issued to third parties.

The undersigned and each Beneficial Owner also acknowledges that any holder or Beneficial Owner that is a broker-dealer or is using the Exchange Offer to participate in the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of Exchange Notes received in exchange for an unsold allotment from the original sale of the Outstanding Notes) with the Prospectus. The Prospectus, as it may be amended or supplemented from time to time, may be used by certain broker-dealers (as specified in the Registration Rights Agreement) (“Participating Broker-Dealers”) for a period of time, starting at 5:00 p.m., New York City time, on [•], 2005, unless the Exchange Offer is extended (such date, as extended, the “Expiration Date”), and ending on the close of business 180 days after the Expiration Date in connection with the sale or transfer of such Exchange Notes. Telecom Italia Capital has agreed that, for such period of time, it will make the Prospectus (as it may be amended or supplemented) available to a broker-dealer that elects to exchange Outstanding Notes, acquired for its own account as a result of market-making or other trading activities, for Exchange Notes pursuant to the Exchange Offer for use in connection with any resale of such Exchange Notes.

By accepting the Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer acknowledges and agrees to notify Telecom Italia Capital prior to using the Prospectus in connection with the sale or transfer of Exchange Notes and that, upon receipt of notice from Telecom Italia Capital of the happening or any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such broker-dealer will suspend use of the Prospectus until (i) Telecom Italia Capital has amended or supplemented the Prospectus to correct such misstatement or omission, or (ii) such broker-dealer has been advised in writing by Telecom Italia Capital that use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Except as described above, the Prospectus may not be used for or in connection with an offer to resell, a resale or any other retransfer of Exchange Notes. A broker-dealer that acquired Outstanding Notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer.

The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by Telecom Italia Capital to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and each Beneficial Owner and shall not be affected by, and shall survive, the death or incapacity of the undersigned and each Beneficial Owner. This tender may be withdrawn only in accordance with the procedures set forth in “Terms of the Exchange Offer—Withdrawal of Tenders” section of the Prospectus.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please deliver the Exchange Notes (and, if applicable, substitute certificates representing Outstanding Notes for any Outstanding Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Outstanding Notes please credit the account indicated above maintained at the Book Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instruction” below, please send the Exchange Notes (and, if applicable, substitute certificates representing Outstanding Notes for any Outstanding Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Outstanding Notes Tendered.”

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OUTSTANDING NOTES TENDERED” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AS SET FORTH IN SUCH BOX ABOVE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

If a holder is tendering any Outstanding Notes, this Letter of Transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Outstanding Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4.

____________________________________________________________________________________________

(Signature(s) of Owner)

Area Code and Telephone Number:  _______________________________________________________________

Date:   _____________________________________________________________________________________

Name(s):   __________________________________________________________________________________

(Please Type or Print)

Capacity:   __________________________________________________________________________________

Address:  ___________________________________________________________________________________

                 ___________________________________________________________________________________

(Include Zip Code)

SIGNATURE GUARANTEE

(IF REQUIRED BY INSTRUCTION 4)

Signature(s)

Guaranteed by an

Eligible Institution:

(Authorized Signature)

Title:

Name and Firm:

Date:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 4 & 5)

To be completed ONLY if certificates for Outstanding Notes not exchanged and/or Exchange Notes are to be issued in the name of and sent to someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal above, or if Outstanding Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the relevant Book-Entry Transfer Facility other than an account indicated above.

IssueExchange Notes to:

Name(s):

(Please Type or Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

☐        Credit unexchanged Outstanding Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below

(Book-Entry Transfer Facility

Account Number, if applicable)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 4 and 5)

To be completed ONLY if certificates for Outstanding Notes not exchanged and/or Exchange Notes are to be sent to someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal above to such person or persons at an address other than shown in the box entitled “Description of Outstanding Note Tendered” on this Letter of Transmittal above.

Mail Exchange Notes to:

Name(s):

(Please Type or Print)

Address:

(Include Zip Code)

IMPORTANT: UNLESS GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH, THIS LETTER OR A FACSIMILE HEREOF OR AN AGENT’S MESSAGE IN LIEU HEREOF (TOGETHER WITH THE CERTIFICATES FOR OUTSTANDING NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

INSTRUCTIONS

(FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER)

Forming part of the terms and conditions of the offer to exchange all outstanding 4% Guaranteed Senior Notes due 2010—(Common Codes: 020253835 and 020253851; CUSIP Nos.: 87927VAG3 and T92762AD4; ISIN Nos.: US87927VAG32 and UST92762AD47), all outstanding 4.95% Guaranteed Senior Notes due 2014—(Common Codes: 020253908 and 020253932; CUSIP Nos.: 87927VAH1 and T92762AE2; ISIN Nos.: US87927VAH15 and UST92762AE20), and all outstanding 6% Guaranteed Senior Notes due 2034—(Common Codes: 020253983 and 020254041; CUSIP Nos. 87927VAJ7 and T92762AF9; ISIN Nos. US87927VAJ70 and UST92762AF94) for a like aggregate principal amount of 4% Guaranteed Senior Notes due 2010, 4.95% Guaranteed Senior Notes due 2014 and 6% Guaranteed Senior Notes due 2034 that, in each case, have been registered under the Securities Act.

1. Delivery of this Letter of Transmittal and Outstanding Notes; Guaranteed Delivery Procedures.

This Letter of Transmittal is to be completed by holders of Outstanding Notes either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in “Terms of the Exchange Offer—Procedures for Tendering” section of the Prospectus and an Agent’s Message is not delivered. Certificates for all physically tendered Outstanding Notes, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile hereof) and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Outstanding Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof.

The term “Agent’s Message” means a message, transmitted by DTC (the “Book-Entry Transfer Facility”) to, and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant or account holder, as the case may be, tendering the Outstanding Notes, which states that such participant or account holder, as applicable, has received this Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal (or in the case of an Agent’s Message relating to a guaranteed delivery, that such participant or account holder, as the case may be, has received and agreed to be bound by the applicable notice of guaranteed delivery) and that Telecom Italia Capital or Telecom Italia S.p.A., as the case may be, may enforce such agreement against such participant or account holder. Delivery of an Agent’s Message will also constitute an acknowledgement from the tendering DTC participant that the representations contained in this Letter of Transmittal are true and correct.

Holders of Outstanding Notes whose certificates for Outstanding Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Outstanding Notes pursuant to the guaranteed delivery procedures set forth in “Terms of the Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution, (ii) before the Expiration Date, the Exchange Agent must receive from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by Telecom Italia Capital and Telecom Italia S.p.A., by facsimile transmission, mail or hand delivery or a properly transmitted Agent’s Message in lieu of notice of guaranteed delivery: (a) stating the name and address of the holder of Outstanding Notes, and the principal amount of Outstanding Notes tendered, (b) stating that the tender is being made by that notice of guaranteed delivery, and (c) guaranteeing that, within five business days after the Expiration Date, the Eligible Institution will deposit with the Exchange Agent this Letter of Transmittal, together with a confirmation of a book-entry transfer and any other documents required by this Letter of Transmittal; and (iii) within five business days after the Expiration Date, the Exchange Agent must receive a properly executed letter of transmittal, or a confirmation of a book-entry transfer in respect of all such tendered Outstanding Notes in proper form for transfer and all other documents required by this Letter of Transmittal.

If delivery of the Outstanding Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, this Letter of Transmittal need not be manually executed; provided, however, that tenders of Outstanding Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (ATOP).

The method of delivery of this Letter of Transmittal, the Outstanding Notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If Outstanding Notes are sent by mail, it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. See the “Terms of the Exchange Offer” section of the Prospectus.

2. Beneficial Owner Instructions To Registered Holders.

Only a holder in whose name Outstanding Notes are registered (or the legal representative or attorney-in-fact of such registered holder) may execute and deliver this Letter of Transmittal. Any Beneficial Owner of Outstanding Notes who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal on his or her behalf through the execution and delivery to the registered holder of the “Letter of Instruction to Registered Holder and/or Participant or Account Holder in The Depository Trust Company, Euroclear or Clearstream” accompanying this Letter of Transmittal.

3. Partial Tenders (Not Applicable to Holders of Outstanding Notes Who Tender by Book-Entry Transfer).

If less than all of the Outstanding Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Outstanding Notes to be tendered in the box above entitled “Description of Outstanding Notes Tendered—Aggregate Principal Amount of Outstanding Notes Tendered.” A reissued certificate representing the balance of non-tendered Outstanding Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the Expiration Date. ALL OF THE OUTSTANDING NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE INDICATED.

4. Signatures on this Letter of Transmittal, Bond Powers and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder of the Outstanding Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

If any tendered Outstanding Notes are owned of record by two or more joint owners, all of such owners must sign this Letter of Transmittal. If any tendered Outstanding Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

When this Letter of Transmittal is signed by the registered holder or holders of the Outstanding Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the Exchange Notes are to be issued, or any untendered Outstanding Notes are to be reissued, to a person other than the registered holder, then such person must, prior to the completion and execution of this Letter of Transmittal and the delivery of the Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in its name or obtain a properly completed bond power from the registered holder.

If this Letter of Transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Telecom Italia Capital, evidence satisfactory to Telecom Italia Capital of their authority to so act must be submitted with this Letter of Transmittal.

Endorsements on certificates for Outstanding Notes or signatures on bond powers required by this Instruction 4 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each an “Eligible Institution”).

Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Outstanding Notes are tendered: (i) by a registered holder who has not requested the Exchange Notes or the Outstanding Notes not exchanged be issued or sent to someone other than such registered holder by completing the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal, or (ii) for the account of an Eligible Institution.

5. Special Issuance and Delivery Instructions.

Tendering holders of Outstanding Notes should indicate in the applicable box the name and address to which Exchange Notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing Outstanding Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering Outstanding Notes by book-entry transfer may request that the Outstanding Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Outstanding Note holder may designate hereon. If no such instructions are given, such Outstanding Notes not exchanged will be returned to the name or address of the person signing this Letter of Transmittal.

6. Transfer Taxes.

Telecom Italia Capital will pay all transfer taxes, if any, applicable to the transfer of Outstanding Notes to it or its order pursuant to the Exchange Offer. If, however, Exchange Notes and/or substitute Outstanding Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Notes tendered hereby, or if tendered Outstanding Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Outstanding Notes to Telecom Italia Capital or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Outstanding Notes specified in this Letter of Transmittal.

7. Waiver of Conditions.

Telecom Italia Capital and Telecom Italia S.p.A. reserve the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

8. No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Outstanding Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Outstanding Notes for exchange.

None of Telecom Italia Capital, Telecom Italia S.p.A., the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Outstanding Notes nor shall any of them incur any liability for failure to give any such notice.

9. Mutilated, Lost, Stolen or Destroyed Outstanding Notes.

Any holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the applicable address indicated above for further instructions.

10. Withdrawal Rights.

Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal of a tender of Outstanding Notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the applicable address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date; or for DTC, Euroclear or Clearstream participants, each holder wishing to withdraw a tender must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from DTC. Any such notice of withdrawal must (i) specify the name of the person who deposited the Outstanding Notes to be withdrawn, (ii) identify the Outstanding Notes to be withdrawn, including the principal amount of such Outstanding Notes, (iii) contain a statement that such holder is withdrawing its election to have such Outstanding Notes exchanged, (iv) be signed in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered including any required signature guarantees or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Outstanding Notes to the name of the person withdrawing the tender, and (v) specify the name in which such Outstanding Notes are to be registered, if different from that of the person tendering such Outstanding Notes.

In the case of Outstanding Notes tendered by book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility.

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Telecom Italia Capital in its sole discretion, whose determination shall be final and binding on all parties. Telecom Italia Capital will not deem any properly withdrawn Outstanding Notes to have been validly tendered for the purpose of the Exchange Offer, and will not issue Exchange Notes with respect to those Outstanding Notes, unless the tendering holder validly retenders the withdrawn Outstanding Notes.

If tendered Outstanding Notes are not exchanged for any reason, they will be returned to the tendering holder without cost to such holder. In the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at the Book Entry Transfer Facility pursuant to the book-entry procedures described in the “Terms of the Exchange Offer—Book-Entry Transfer” section of the Prospectus, the Outstanding Notes will promptly be credited to the account maintained with the Book Entry Transfer Facility. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

11. Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent, at the applicable address and telephone number indicated above.

12. Incorporation of Letter of Transmittal.

This Letter of Transmittal shall be deemed to be incorporated in and acknowledged and accepted by any tender through the procedures of the Book-Entry Transfer Facility by any participant on behalf of itself and the beneficial owners of any Outstanding Notes so tendered.